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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 filed by NEXTLINK Communications, Inc. (the "Company") of our report dated February 22, 1999, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Seattle, Washington
February 10, 2000